Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

Barnwell Industries, Inc. Adopts Limited-Duration
Shareholder Rights Plan

Designed to Prevent “Creeping” Control and
Protect the Long-Term Value for All Shareholders

HONOLULU, HAWAII, January 30, 2026 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell or the “Company”) today announced that the Board of Directors (the “Board”) of Barnwell has adopted a limited-duration shareholder rights plan (“Rights Plan”) designed to protect the interests of the Company and all of its shareholders. Barnwell’s existing limited-duration rights plan expired on January 26, 2026. The Rights Plan also is intended to provide the Board with sufficient time to make informed judgments and take actions that are in the best interests of Barnwell and all of its shareholders.

The Rights Plan is designed to enable Barnwell’s shareholders to realize the long-term value of their investment, provide an opportunity for shareholders to receive fair and equal treatment in the event of any proposed takeover of Barnwell and guard against tactics to gain control, including “creeping control”, of Barnwell without paying shareholders an appropriate premium for that control. The Rights Plan is not intended to deter good faith offers to purchase its shares or preclude the Board from taking action that it believes is in the best interest of the Company and its shareholders.

The Rights Plan is similar Barnwell’s recently expired rights plan and to other common stock rights plans adopted by other publicly held companies. Under the Rights Plan, Barnwell will issue one right for each Barnwell common share outstanding as of the close of business on February 13, 2026. All shareholders will receive one right for each share owned. The rights will initially trade with Barnwell’s common stock and will become exercisable only if a person acquires 20% or more of Barnwell’s outstanding common stock. Any shareholders with beneficial ownership of 20% or more of Barnwell’s outstanding common stock prior to this announcement are grandfathered at their beneficial ownership levels at the date the Rights Plan was adopted but are not permitted to acquire additional common stock representing 0.25% or more of the outstanding common stock, subject to limited exceptions, without triggering the Rights Plan. The Rights Plan is effective immediately and will expire on July 29, 2026, unless the rights are earlier redeemed or exchanged.

The Rights Plan was adopted, in part, due to the continued existence of a significant shareholder whose ownership level exceeds the triggering threshold under the Rights Plan, as reflected in publicly available filings, and is intended to ensure that all shareholders are treated fairly and equally.

Pursuant to the Rights Plan, should it be triggered, the Board may decide that:

•
Each right will entitle shareholders (other than the acquiring person, whose rights will have become void and will not be exercisable) to purchase a specific number of shares of Barnwell common stock at effectively half price.

•	Alternatively, (on a cashless basis) each outstanding right (other than the rights held by the acquiring person, whose rights will have become void) will be exchanged for one share of common stock.

Further details about the Rights Plan will be contained in a Form 8-K and Form 8-A to be filed by the Company with the U.S. Securities and Exchange Commission.

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACT:	Kenneth S. Grossman
Chairman of the Board of Directors

Phone: (516) 993-2604
Email: kensgrossman@gmail.com